Exhibit 8.1

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

Direct Dial	TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K Street, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

July 1, 2014

Golar LNG Limited
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton, HM 08, Bermuda

                      Re:           Golar LNG Limited

Ladies and Gentlemen:

We have acted as counsel to Golar LNG Limited , a company organized under the laws of the Islands of Bermuda (the "Company"), and certain of its subsidiaries on matters of the laws of the United States of America, the State of New York, and the Republic of the Marshall Islands in connection with the Company's public offering of 12,650,000 of its common shares, par value $1.00 per share (the "Shares") pursuant to a registration statement on Form F-3 (File No. 333-196992) (as may be amended and supplemented, the "Registration Statement"), the base prospectus dated June 24, 2014 included as part of the Registration Statement (the "Base Prospectus"), the preliminary prospectus supplement to the Base Prospectus dated June 24, 2014 (together with the Base Prospectus, the "Preliminary Prospectus Supplement") and the final prospectus supplement to the Base Prospectus dated June 24, 2014 (the "Final Prospectus Supplement," and, together with the Base Prospectus, the "Prospectus").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, including the Base Prospectus; (ii) the Preliminary Prospectus Supplement; (iii) the Final Prospectus Supplement; and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors and officers of the Company and others.

Based on the facts as set forth in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that we have reviewed the discussion set forth in the Final Prospectus Supplement under the caption "Taxation—Certain U.S. Federal Tax Considerations" and we confirm that the statements in such discussion, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, are the opinion of Seward & Kissel LLP with respect to United States tax consequences as of the date of the Final Prospectus Supplement (except for the representations and statements of fact of the Company included under such caption, as to which we express no opinion).

Our opinions and the tax discussion as set forth in the Preliminary Prospectus Supplement and the Final Prospectus Supplement are based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, which may be cited or used as precedents, and case law, any of which may be changed at any time with retroactive effect.  No opinion is expressed on any matters other than those specifically referred to above by reference to the Preliminary Prospectus Supplement and the Final Prospectus Supplement.

We hereby consent to the filing of this opinion as an exhibit to a Report on Form 6-K of the Company, which will be incorporated by reference into the Registration Statement, and to each reference to our firm in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (the "Securities Act") with respect to any part of the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act.

Very truly yours,
/s/ Seward & Kissel LLP